UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place, Suite 105, Davis, CA		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (530) 756-7077

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Private Placement and Securities Purchase Agreement

On March 22, 2018, Arcadia Biosciences, Inc. (the “Company”) issued 300,752 shares of its common stock (“Common Stock”) and warrants to purchase up to 300,752 shares of Common Stock with an initial exercise price equal to $45.75 (the “Warrants”), in a private placement (the “Private Placement”) in accordance with a securities purchase agreement (the “Purchase Agreement”) entered into with certain institutional and accredited investors (collectively, the “Purchasers”) on March 19, 2018. The Warrants are immediately exercisable, subject to certain ownership limitations, and expire five years after the date of issuance.

The Company must seek shareholder approval for the Private Placement by May 3, 2018. In the event the shareholders do not approve the Private Placement, the Company is required to seek shareholder approval every four months until the transaction is approved or until the Warrants have terminated.

The per share purchase price of the Common Stock and per share exercise price for the Warrants are subject to adjustment based on the volume weighted average price for the three trading days (the “VWAP Calculation”) after each of the following: (i) the date that a registration statement covering the resale of the securities being issued in the Private Placement has been declared effective by the SEC, (ii) if a registration statement covering all securities issued in the Private Placement is not declared effective, then the date that the securities can be sold under Rule 144 under the Securities Act of 1933, as amended, and (iii) if later than the dates set forth in item (i) and (ii), then the date that the Company’s shareholders approve the Private Placement.  The per share purchase price for Common Stock shall automatically be reduced, if applicable, to 80% of the VWAP Calculation, and the per share exercise price for the Warrant shall automatically be reduced, if applicable, to 110% of the VWAP Calculation; provided, that in no event, will the per share purchase price for the Common Stock or the exercise price for the Warrants be less than $8.322.  In the event, the per share exercise price for the Warrants is adjusted, then the number of shares exercisable under the Warrants shall be increased so that the aggregate exercise price payable after adjustment is equal to the aggregate exercise price payable prior to such adjustment.

The aggregate gross proceeds received by the Company for the Private Placement is approximately $10 million. The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Registration Rights Agreement

In connection with the Private Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, to be effective as of the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC by March 30, 2018 for purposes of registering the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants. The Company also agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC by April 23, 2018 (May 23, 2018 in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Voting Agreement

For the benefit of the Purchasers, certain stockholders of the Company, owning approximately 72% of the outstanding number of Common Stock, have entered into voting agreements, pursuant to which such stockholders will agree to vote all shares of Common Stock owned by them in favor of the Private Placement.

Engagement Letter

The Company also entered into an engagement letter (the “Engagement Letter”) on March 19, 2018 with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the securities in the Private Placement. The Company agreed to pay Wainwright an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transaction plus expenses.  The Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the Private Placement (the “Wainwright Warrants”). The Engagement Letter has a six month tail and right of first offer period, indemnity and other customary provisions for transactions of this nature. The Wainwright Warrants have substantially the same terms as the Warrants, except that the Wainwright Warrants will have an exercise price equal to $41.5625. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Private Placement and the Purchase Agreement, the Warrants and the Registration Rights Agreement is qualified in its entirety by reference to the Purchase Agreement, the form of Warrant, and the form of Registration Rights Agreement, which are filed hereto as Exhibits 10.1, 4.1, and 10.2 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Private Placement, the issuance of the Shares, the Warrants and the Wainwright Warrants included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On March 19, 2018, the Company issued a press release announcing the execution of the Purchase Agreement which is filed as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement dated as of March 19, 2018, between Arcadia Biosciences, Inc. and each purchaser named in the signature pages thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release issued by Arcadia Biosciences, Inc. on March 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.
Date: March 23, 2018
	By:	/s/ Matthew T. Plavan
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer